       AS FILED WITH THE SECURITIES EXCHANGE COMMISSION ON JULY 30, 2004
                                                        REGISTRATION NO. 333-[ ]
________________________________________________________________________________
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              -------------------

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              -------------------

                            AMERICAN EXPRESS COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                              -------------------

                        NEW YORK                                                 13-4922250
    (STATE OR OTHER JURISDICTION OF INCORPORATION OR               (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
                      ORGANIZATION)

                  200 VESEY STREET, NEW YORK, NEW YORK, 10285
                                 (212) 640-2000
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                              -------------------

                             LOUISE M. PARENT, ESQ.
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                            AMERICAN EXPRESS COMPANY
                                200 VESEY STREET
                            NEW YORK, NEW YORK 10285
                                 (212) 640-2000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, AREA CODE, OF AGENT
                                  FOR SERVICE)
                              -------------------

                                         COPIES OF ALL COMMUNICATIONS TO:
                 DAVID S. CARROLL, ESQ.                                      CRAIG B. BROD, ESQ.
                      GROUP COUNSEL                                  CLEARY, GOTTLIEB, STEEN & HAMILTON
                AMERICAN EXPRESS COMPANY                                      ONE LIBERTY PLAZA
                    200 VESEY STREET                                      NEW YORK, NEW YORK 10006
                NEW YORK, NEW YORK 10285                                       (212) 225-2000
                     (212) 640-2000

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement, as determined in light of market conditions.

   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

   If any of the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [x]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the securities act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [x]
                              -------------------

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------------
   TITLE OF EACH CLASS SECURITIES       AMOUNT TO BE    PROPOSED MAXIMUM          PROPOSED MAXIMUM AGGREGATE     AMOUNT OF
          TO BE REGISTERED             REGISTERED(1)    OFFERING PRICE PER UNIT    OFFERING PRICE(2)           REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------------
Debt Securities......................                            100%
Preferred Shares.....................                            100%
Depositary Shares....................                            100%
Common Shares(3).....................                            100%
Warrants.............................                            100%
-------------------------------------------------------------------------------------------------------------------------------
   Total.............................  $3,000,000,000            100%                   $3,000,000,000          $380,100(4)
-------------------------------------------------------------------------------------------------------------------------------

(1) Or, if any Debt Securities are issued at an original issue discount, such greater amount as may result in the initial offering prices aggregating $3,000,000,000, or the equivalent amount in foreign denominated currencies.

(2) Estimated solely for the purpose of computing registration fee.

(3) The aggregate amount of Common Stock registered hereunder is limited to that which is permissible under Rule 415(a)(4) under the Securities Act of 1933.

(4) Pursuant to Rule 429 promulgated under the Securities Act of 1933, the amount of registration fee does not include $343,200 previously paid relating to $1,300,000,000 aggregate amount of securities previously registered pursuant to Registration Statement No. 333-51828 that remain unsold as of the date hereof.
                              -------------------

   Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus filed as part of this Registration Statement also constitutes a prospectus for Registration Statement No. 333-51828; the $1,300,000,000 of securities remaining unsold from Registration Statement No. 333-51828 will be combined with the $3,000,000,000 aggregate amount of securities to be registered pursuant to this Registration Statement to enable American Express Company to offer an aggregate amount of $4,300,000,000 of securities pursuant to the combined prospectus.


   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

________________________________________________________________________________

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED JULY 30, 2004

PROSPECTUS

[LOGO: AMEX]

                                 $4,300,000,000
                            AMERICAN EXPRESS COMPANY
                                DEBT SECURITIES
                                PREFERRED SHARES
                               DEPOSITARY SHARES
                                 COMMON SHARES
                                    WARRANTS

                             -------------------

    American Express Company may offer from time to time in one or more series:

     unsecured debt securities,

     preferred shares, par value $1.66 2/3 per share,

     depositary shares,

     common shares, par value $0.20 per share,

     warrants to purchase debt securities, preferred shares, common shares or equity securities issued by one of our affiliated or unaffiliated corporations or other entity,

     currency warrants entitling the holder to receive the cash value in U.S. dollars of the right to purchase or the right to sell foreign currencies or composite currencies or warrants relating to other items or indices.

    We may offer any combination of these securities at prices and on terms to be determined at or prior to the time of sale. All of these securities will have an initial offering price no greater than $4,300,000,000, or the equivalent in foreign denominated currencies, in the aggregate.

    We may offer and sell securities to or through underwriters, dealers and agents, or directly to purchasers. The names and compensation of any underwriters or agents involved in the sale of securities will be described in the accompanying prospectus supplement.

    This prospectus may not be used to consummate a sale of these securities unless accompanied by a supplement to this prospectus.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              -------------------
                 The date of this prospectus is        , 2004.

                             ABOUT THIS PROSPECTUS

    This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, to which we refer as the SEC, using a shelf registration process. Under this process, we may sell from time to time any combination of the securities described in this prospectus for an initial aggregate purchase price of up to $4,300,000,000.

    This prospectus describes the general terms of these securities and the general manner in which we will offer the securities. Each time these securities are sold, this prospectus will be accompanied by a prospectus supplement that describes the specific terms of these securities and the specific manner in which they may be offered. You should read the prospectus supplement and this prospectus, along with the documents incorporated by reference and described under the heading 'WHERE YOU CAN FIND MORE INFORMATION', before making your investment decision.

                      WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly, current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

    The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus.

    Information that we file later with the SEC will automatically update and supersede this information. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents previously incorporated by reference have been modified or superseded. We incorporate by reference into this prospectus the following documents:

     Annual Report on Form 10-K for the year ended December 31, 2003.

     Quarterly Report on Form 10-Q for the quarter ended March 31, 2004.

     Quarterly Report on Form 10-Q for the quarter ended June 30, 2004.

     Current Report on Form 8-K dated May 19, 2004.

     The description of our common shares contained in the Registration Statement on Form 8-A dated November 13, 1984, as amended on Form 8-A/A on June 12, 2000.

     All documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 before the termination of this offering.

    You may request a copy of these filings at no cost, by writing or telephoning us at the following address or number:

                            American Express Company
                                200 Vesey Street
                            New York, New York 10285
                              Attention: Secretary
                                 (212) 640-2000

    The financial statements which we have incorporated into this prospectus by reference to the annual report on Form 10-K for the year ended December 31, 2003 have been audited by Ernst & Young LLP, 5 Times Square, New York, New York 10036, independent registered public accounting firm, to the extent indicated in their report included in that annual report. We have incorporated by reference the financial statements in this prospectus in reliance upon the report of that firm, given on their authority as experts in accounting and auditing.

                            AMERICAN EXPRESS COMPANY

    Through our subsidiaries, we are in the business of providing travel related services, financial advisory services and international banking services throughout the world.

    We offer travel related services principally through American Express Travel Related Services Company, Inc. and its subsidiaries, or TRS. These services include a variety of products and services, including among others, global card network, issuing and processing services, customized charge cards and credit cards for consumers and businesses worldwide, other consumer and corporate lending and banking products, American Express'r' Travelers Cheques and prepaid card products, business expense management products and services, corporate travel and travel management services, consumer travel services, tax, accounting and business consulting services, magazine publishing, and merchant transaction processing, and point of sale and back office products and services.

    American Express Financial Corporation, or AEFC, and its subsidiaries are engaged in providing a variety of financial products and services to help individuals, businesses and institutions establish and achieve their financial goals. AEFC's products and services include financial planning and advice, insurance and annuities, a variety of investment products, including investment certificates, mutual funds and limited partnerships, investment advisory services, trust and employee plan administration services, tax preparation and bookkeeping services, personal auto and homeowner's insurance and retail securities brokerage services.

    American Express Bank Ltd., or AEBL, and its subsidiaries offer products that meet the financial service needs of three primary client groups: retail customers, wealthy individuals and financial institutions. AEBL's three primary business lines are Personal Financial Services, The Private Bank and the Financial Institutions Group. AEBL does not do business in the United States except as it relates to its activities outside the United States.

RATIO OF EARNINGS TO FIXED CHARGES

    The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated:

                                             SIX MONTHS
                                                ENDED           YEAR ENDED DECEMBER 31,
                                              JUNE 30,      --------------------------------
                                                2004        2003   2002   2001   2000   1999
                                                ----        ----   ----   ----   ----   ----
Ratio of Earnings to Fixed Charges........      3.96        3.43   2.88   1.52   2.25   2.48

    In computing the ratio of earnings to fixed charges, 'earnings' consist of pretax income from continuing operations, interest expense and other adjustments. Interest expense includes interest expense related to the international banking operations of the Company and cardmember lending activities, which is netted against interest and dividends and cardmember lending net finance charge revenue, respectively, in our consolidated statement of income.

    For purposes of computing 'earnings', other adjustments included adding the amortization of capitalized interest, the net loss of affiliates accounted for under the equity method whose debt is not guaranteed by the Company, the minority interest in the earnings of majority-owned subsidiaries with fixed charges, and the interest component of rental expense and subtracting undistributed net income of affiliates accounted for under the equity method.

    'Fixed charges' consist of interest and other adjustments, including capitalized interest costs and the interest component of rental expense.

                                USE OF PROCEEDS

    Except as may be otherwise set forth in the prospectus supplement accompanying this prospectus, we will use the net proceeds we receive from sales of these securities for general corporate purposes.

                         DESCRIPTION OF DEBT SECURITIES

    The debt securities covered by this prospectus will be our direct unsecured obligations. The debt securities will be either senior debt securities, that rank on an equal basis with all our other senior unsecured and unsubordinated debt, or they will be subordinated debt securities that will rank junior to all of our senior unsecured debt.

    The following description briefly sets forth certain general terms and provisions of the debt securities. The prospectus supplement for a particular series of debt securities will describe the particular terms of the debt securities we offer and the extent to which these general provisions may apply to that particular series of debt securities.

    Our senior debt securities will be issued under a senior debt indenture. Our subordinated debt securities will be issued under a subordinated debt indenture. The trustee under both indentures is J.P. Morgan Trust Company, N.A., as successor to PNC Bank, National Association. The senior debt indenture and the subordinated debt indenture are sometimes referred to in this prospectus individually as an 'indenture' and collectively as the 'indentures'. Forms of the indenture have been filed with the SEC and are incorporated by reference as Exhibits 4(k) and 4(l) to this registration statement on Form S-3 under the Securities Act of 1933, of which this prospectus forms a part.

    The following summaries of certain provisions of the indentures are not complete and are qualified in their entirety by reference to the indentures. You should read the indentures for further information. If we make no distinction in the following summaries between the senior debt securities and the subordinated debt securities or between the indentures, such summaries refer to any debt securities and either indenture. Where appropriate, we use parentheses to refer you to the particular sections of the applicable indenture. Any reference to particular sections or defined terms of the applicable indenture in any statement under this heading qualifies the entire statement and incorporates by reference the applicable definition into that statement.

PROVISIONS APPLICABLE TO BOTH SENIOR AND SUBORDINATED DEBT SECURITIES

GENERAL

    The indentures allow us to issue senior and subordinated debt securities from time to time under either indenture without limitation as to amount. We may issue the debt securities in one or more series with the same or different terms. We may not issue all debt securities of the same series at the same time. All debt securities of the same series need not bear interest at the same rate or mature on the same date. Each indenture permits the appointment of a different trustee for each series of debt securities. If there is at any time more than one trustee under the indentures, the term 'trustee' means each such trustee and will apply to each such trustee only with respect to those series of debt securities for which it is serving as trustee.

    We may sell debt securities at a substantial discount below their stated principal amount that bear no interest or below market rates of interest. The applicable prospectus supplement will describe the material federal income tax consequences and special investment considerations applicable to any such series of debt securities.

TERMS SPECIFIED IN THE PROSPECTUS SUPPLEMENT

    You should read the prospectus supplement that accompanies this prospectus for information with respect to the debt securities being offered, including:

     the designation, aggregate principal amount and authorized denominations of the debt securities;

     the percentage of the principal amount at which we will sell the debt securities;

     whether the debt securities will be senior or subordinated debt;

     the maturity date or the method for determining the maturity date;

     the terms for conversion or exchange, if any, of the debt securities;

     the interest rate or rates, if any, or the method for computing such rate or rates;

     the interest payment dates or the method for determining such dates;

     whether the debt securities will be issued in fully registered form, bearer form or any combination thereof;

     whether the debt securities will be issued in the form of one or more global securities and whether such global securities are to be issuable in a temporary global form or permanent global form;

     if other than U.S. dollars, the currency or currencies or currency unit or units in which debt securities may be denominated and purchased and the currency or currencies or currency unit or units in which principal, premium, if any, and any interest may be payable;

     if the currency for which debt securities may be purchased or in which principal, premium, if any, and any interest may be payable is at the election of us or the purchaser, the manner in which such an election may be made and the terms of such election;

     any mandatory or optional sinking fund, redemption or other similar terms;

     any index or other method used to determine the amount of principal, premium, if any, and interest, if any, on the debt securities;

     if a trustee other than J.P. Morgan Trust Company, N.A. is named for the debt securities, the name of such trustee;

     any material federal income tax consequences;

     any material provisions of the applicable indenture described in this prospectus that do not apply to the debt securities; and

     any other specific terms of the debt securities.

PAYMENT

    Unless otherwise specified in the applicable prospectus supplement, principal and premium, if any, and interest, if any, on the debt securities will be payable initially at the principal corporate trust office of the trustee. At our option, payment of interest may be made, subject to collection, by check mailed to the holders of record at the addresses registered with the trustee. (Sec. 12.02). The principal corporate trust office of the trustee on the date of this prospectus is J.P. Morgan Trust Company, N.A. 270 Park Avenue, New York, New York 10017.

    If the principal of or premium, if any, or interest, if any, on any series of debt securities is payable in foreign currencies or foreign currency units, or if debt securities are sold for foreign currencies or foreign currency units, the restrictions, elections, material tax consequences, specific terms and other information with respect to such debt securities will be described in the applicable prospectus supplement.

FORM OF DEBT SECURITIES

    We will issue each debt security in global -- that is, book-entry -- form, unless we specify otherwise in the applicable prospectus supplement. We may issue debt securities solely in fully registered form without coupons, solely in bearer form, with or without coupons, or both as registered securities and bearer securities. (Sec. 2.01).

    Global Securities

    The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with or on behalf of a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and may be in either temporary or permanent form.

    The related prospectus supplement will describe the specific terms of the depositary arrangement with respect to that series of debt securities. We anticipate that the following provisions will apply to all depositary arrangements.

    Unless otherwise specified in an applicable prospectus supplement, global securities to be deposited with or on behalf of a depositary will be registered in the name of that depositary or its nominee. Upon the issuance of a global security, the depositary for that global security will credit the respective principal amounts of the debt securities represented by such global security to the participants that have accounts with that depositary or its nominee. Ownership of beneficial interests in those global securities will be limited to participants in the depositary or persons that may hold interests through these participants.

    A participant's ownership of beneficial interests in these global securities will be shown on the records maintained by the depositary or its nominee. The transfer of a participant's beneficial interest will only be effected through these records. A person whose ownership of beneficial interests in these global securities is held through participants will be shown on, and the transfer of that ownership interest within that participant will be effected only through, records maintained by the participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Limits and laws of this nature may impair your ability to transfer beneficial interests in a global security.

    Except as set forth below and in the indenture, owners of beneficial interests in the global security will not be entitled to receive debt securities of the series represented by that global security in definitive form and will not be considered to be the owners or holders of those debt securities under the global security. Because the depositary can act only on behalf of participants, which in turn act on behalf of indirect participants, the ability of beneficial owners of interests in a global security to pledge such interests to persons or entities that do not participate in the depositary system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. No beneficial owner of an interest in the global security will be able to transfer that interest except in accordance with the depositary's applicable procedures, in addition to those provided for under the applicable indenture and, if applicable, those of Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, societe anonyme and/or any other relevant clearing system.

    We will make payment of principal of, premium, if any, and any interest on global securities to the depositary or its nominee, as the case may be, as the registered owner or the holder of the global security. Neither we, the trustee, any paying agent nor the securities registrar for those debt securities will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. (Sec. 3.09).

    We expect that the depositary for a permanent global security, upon receipt of any payment in respect of a permanent global security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in 'street name', and will be the responsibility of those participants.

    We may at any time and in our sole discretion determine not to have any debt securities represented by one or more global securities. In such event, we will issue debt securities in definitive form in exchange for all of the global securities representing such debt securities. (Sec. 3.05).

    If set forth in the applicable prospectus supplement, an owner of a beneficial interest in a global security may, on terms acceptable to us and the depositary, receive debt securities of that series in definitive form. In that event, an owner of a beneficial interest in a global security will be entitled to physical delivery in definitive form of debt securities of the series represented by that global security equal in principal amount to that beneficial interest and to have those debt securities registered in its name.

    Registered and Bearer Securities

    Registered securities may be exchangeable for other debt securities of the same series, registered in the same name, for the same aggregate principal amount in authorized denominations and will be transferable at any time or from time to time at the office of the trustee. The holder will not pay a service charge for any such exchange or transfer except for any tax or governmental charge incidental thereto. (Sec. 3.05). If permitted by applicable laws and regulations, the prospectus supplement will describe the terms upon which registered securities may be exchanged for bearer securities of the series. If any bearer securities are issued, any restrictions applicable to the offer, sale or delivery of bearer securities and the terms upon which bearer securities may be exchanged for registered securities of the same series will be described in the prospectus supplement.

CONSOLIDATION, MERGER AND SALE OF ASSETS

    Without the consent of the holders of any of the outstanding debt securities under either indenture, we may consolidate with or merge into, or convey or transfer our properties and assets substantially as an entirety to, any corporation organized under the laws of the United States of America or any State or the District of Columbia, provided that:

     the successor corporation assumes our obligations on all the debt securities and under the applicable indenture;

     after giving effect to the transaction, no event of default under the applicable indenture, and no event which, after notice or lapse of time, or both, would become an event of default, will have occurred and be continuing; and

     various other conditions are met.

    Neither indenture restricts a merger or consolidation in which we are the surviving corporation. (Sec. 10.01).

MODIFICATION OF THE INDENTURES

    We may modify or amend the indentures without the consent of the holders of any of our outstanding debt securities for various enumerated purposes, including the naming, by a supplemental indenture, of a trustee other than J.P. Morgan Trust Company, N.A., as successor to PNC Bank, National Association, for a series of debt securities. We may modify or amend the applicable indenture with the consent of the holders of a majority in aggregate principal amount of the debt securities of each series affected by the modification or amendment. However, no such modification or amendment may, without the consent of the holder of each affected debt security:

     modify the terms of payment of principal, premium or interest; or

     reduce the stated percentage of holders of debt securities necessary to modify or amend the applicable indenture or waive our compliance with certain provisions of the applicable indenture and certain defaults thereunder. (Sec. 11.02).

EVENTS OF DEFAULT, NOTICE AND WAIVER

    The indentures provide holders of debt securities with remedies if we fail to perform specific obligations, such as making payments on the debt securities. You should review these provisions carefully in order to understand what constitutes an event of default under the indentures.

    Unless stated otherwise in the prospectus supplement, an event of default with respect to any series of debt securities under each indenture will be:

     default in the payment of the principal of, or premium, if any, on any debt security of that series at its maturity;

     default in making a sinking fund payment, if any, when due and payable;

     default for 30 days in the payment of any installment of interest on any debt security of that series;

     default for 90 days after written notice in the observance or performance of any other covenant in the relevant indenture;

     certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee for us or our property;

     an event of default with respect to any other series of debt securities outstanding under the applicable indenture or an event of default under any of our other indebtedness for borrowed money in excess of

     $50,000,000 which results in an aggregate principal amount of at least $50,000,000 of that other series of debt securities or that other indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable and that acceleration has not been rescinded or annulled within 10 days after notice of default is given; and

     any other event of default provided in or pursuant to the applicable resolution of our Board of Directors or supplemental indenture under which that series of debt securities is issued. (Sec. 7.01).

    The trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series, except in the payment of principal, premium or interest, if it considers such withholding of notice in the interest of such holders. (Sec. 8.02).

    If an event of default with respect to any series of debt securities has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of that series may declare the principal of all the debt securities of that series to be due and payable immediately. (Sec. 7.02).

    Each indenture contains a provision entitling the trustee to be indemnified by the holders before proceeding to exercise any right or power under the indenture at the request of any of the holders. (Sec. 8.03). Each indenture provides that the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee, with respect to the debt securities of that series. (Sec. 7.12). The right of a holder to institute a proceeding with respect to the applicable indenture is subject to certain conditions precedent, including notice and indemnity to the trustee. However, the holder has an absolute right to the receipt of principal of, premium, if any, and interest, if any, on the debt securities of any series on the respective stated maturities, as defined in the indentures, and to institute suit for the enforcement of these rights. (Sec. 7.07 and Sec. 7.08).

    The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of that series waive any past defaults. Each holder of a debt security affected by a default must consent to a waiver of:

     a default in payment of the principal of or premium, if any, or interest, if any, on any debt security of that series;

     a default in the payment of any sinking fund installment or analogous obligation with respect to the debt securities of that series; and

     a default in respect of a covenant or provision of the applicable indenture which cannot be amended or modified without the consent of the holder of each outstanding debt security affected. (Sec. 7.13).

    We will furnish to the trustee annual statements as to the fulfillment of our obligations under each indenture. (Sec. 9.04 and Sec. 12.05).

CONCERNING THE TRUSTEE

    Affiliates of J.P. Morgan Trust Company, N.A., the current trustee under the indentures, provide banking and corporate trust services to us and extend credit to us and many of our subsidiaries worldwide. The trustee is a depository of our funds and holds our common shares for the benefit of its customers, including customers over whose accounts the trustee has discretionary authority. If a bank or trust company other than J.P. Morgan Trust Company, N.A. is to act as trustee for a series of debt securities, the applicable prospectus supplement will provide information concerning that other trustee.

DEFEASANCE OF THE INDENTURE AND DEBT SECURITIES

    The indentures permit us to be discharged from our obligations under the indentures and the debt securities if we comply with the following procedures. This discharge from our obligations is referred to in this prospectus as defeasance. (Sec. 6.02).

    Unless the applicable prospectus supplement states otherwise, if we deposit with the trustee sufficient cash and/or government securities to pay and discharge the principal and premium, if any, and interest, if any, to the date of maturity of that series of debt securities then from and after the ninety-first day following such deposit:

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

     we will be deemed to have paid and discharged the entire indebtedness on the debt securities of any series and our obligations under each indenture with respect to the debt securities of that series will cease to be in effect.

    Following defeasance, holders of the applicable debt securities would be able to look only to the defeasance trust for payment of principal and premium, if any, and interest, if any, on their debt securities.

    Defeasance may be treated as a taxable exchange of the related debt securities for obligations of the trust or a direct interest in the money or government securities held in the trust. In that case, holders of debt securities would recognize gain or loss as if the trust obligations or the money or government securities held in the trust, as the case may be, had actually been received by the holders in exchange for their debt securities. Holders thereafter might be required to include as income a different amount of income than in the absence of defeasance. We urge prospective investors to consult their own tax advisors as to the specific tax consequences of defeasance.

PROVISIONS APPLICABLE SOLELY TO SUBORDINATED SECURITIES

GENERAL

    We are issuing subordinated debt securities under the subordinated debt indenture. Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on these securities. The subordinated debt securities will rank on an equal basis with certain of our other subordinated debt that may be outstanding from time to time and will rank junior to all of our senior indebtedness, as defined below, including any senior debt securities, that may be outstanding from time to time.

    If subordinated debt securities are issued under the subordinated indenture, the aggregate principal amount of senior indebtedness outstanding as of a recent date will be set forth in the applicable prospectus supplement. Neither the senior nor the subordinated indenture restricts the amount of senior indebtedness that we may incur.

SUBORDINATION

    The payment of the principal of, and premium, if any, and interest on the subordinated debt securities is expressly subordinated, to the extent and in the manner set forth in the subordinated indenture, in right of payment to the prior payment in full of all of our senior indebtedness. (Sec. 13.01). The term senior indebtedness is defined in the subordinated indenture as indebtedness we incur for money borrowed, all deferrals, renewals or extensions of any of that indebtedness and all evidences of indebtedness issued in exchange for any of that indebtedness. Senior indebtedness also includes our guarantees of the foregoing items of indebtedness for money borrowed by persons other than us, unless, in any such case, that indebtedness or guarantee provides by its terms that it will not constitute senior indebtedness.

    The subordinated debt indenture provides that, unless all principal of, and any premium or interest on, the senior indebtedness has been paid in full, or provision has been made to make these payments in full, no payment or other distribution may be made with respect to the subordinated indebtedness in the following circumstances:

     any acceleration of the principal amount due on the subordinated debt securities;

     our dissolution or winding-up or total or partial liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings;

     a default in the payment of principal, premium, if any, sinking fund or interest with respect to any of our senior indebtedness; or

     an event of default, other than a default in the payment of principal, premium, if any, sinking funds or interest, with respect to any senior indebtedness, as defined in the instrument under which the same is outstanding, permitting the holders of senior indebtedness to accelerate its maturity, and such event of default has not been cured or waived.

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

A merger, consolidation or conveyance of all or substantially all of our assets on the terms and conditions provided in the subordinated indenture will not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of these subordination provisions.

    If the holders of subordinated securities receive any payment or distribution of our assets not permitted by the subordination provisions, the holders of subordinated debt securities will have to repay that amount to the holders of the senior debt securities or to the trustee.

SUBROGATION

    After the payment in full of all senior indebtedness, the holders of the subordinated debt securities will be subrogated to the rights of the holders of senior indebtedness to receive payments or distributions of our assets or securities applicable to the senior indebtedness until the subordinated debt securities are paid in full. Under these subrogation provisions, no payments or distributions to the holders of senior indebtedness which otherwise would have been payable or distributable to holders of the subordinated debt securities will be deemed to be a payment by us to or on the account of the senior indebtedness. These provisions of the subordinated indenture are intended solely for the purpose of defining the relative rights of the holders of the subordinated debt securities and the holders of the senior debt securities. Nothing contained in the subordinated indenture is intended to impair our absolute obligation to pay the principal of and premium and interest on the subordinated debt securities in accordance with their terms or to affect the relative rights of the holders of the subordinated debt securities and our creditors other than the holders of the senior indebtedness. These subrogation provisions of the subordinated indenture will not prevent the holder of any subordinated debt security from exercising all remedies otherwise permitted by applicable law upon default of that security, subject to the rights of subordination described above.

PROVISIONS APPLICABLE SOLELY TO SENIOR SECURITIES

RESTRICTIONS AS TO LIENS

    The senior indenture includes a covenant providing that we will not at any time directly or indirectly create, or allow to exist or be created, any mortgage, pledge, encumbrance or lien of any kind upon:

     any shares of capital stock owned by us of any of American Express Travel Related Services Company, Inc., American Express Bank Ltd. or American Express Financial Corporation, so long as they continue to be our subsidiaries, which we refer to collectively as the 'principal subsidiaries'; or

     any shares of capital stock owned by us of a subsidiary that owns, directly or indirectly, capital stock of the principal subsidiaries.

    However, liens of this nature are permitted if we provide that the senior debt securities will be secured by the lien equally and ratably with any and all other obligations also secured, for as long as any other obligations of that type are so secured. However, we may incur or allow to exist upon the stock of the principal subsidiaries liens for taxes, assessments or other governmental charges or levies which are not yet due or are payable without penalty or which we are contesting in good faith, or liens of judgments that are on appeal or are discharged within 60 days. (Sec. 12.07(a)).

    This covenant will cease to be binding on us with respect to any series of the senior debt securities to which this covenant applies following discharge of those senior debt securities. (Sec. 12.07(b)).

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

                        DESCRIPTION OF PREFERRED SHARES

GENERAL

    The following briefly summarizes the material terms of our preferred shares, other than pricing and related terms, which will be disclosed in the applicable prospectus supplement. You should read the applicable prospectus supplement together with the certificate of designation relating to that series and our restated certificate of incorporation for a more detailed description of a particular series of preferred shares and other provisions that may be important to you.

    Under our restated certificate of incorporation, we are authorized to issue 20,000,000 preferred shares, par value $1.66 2/3 per share. We do not currently have any outstanding preferred shares and therefore all 20,000,000 shares are still available for issuance. Our board of directors is authorized to issue our preferred shares from time to time in one or more series with such designations, voting powers, dividend rates, rights of redemption, conversion rights or other special rights, preferences and limitations as may be stated in resolutions adopted by our Board of Directors.

    The preferred shares will have the dividend, liquidation and voting rights set forth below unless otherwise provided in the prospectus supplement relating to a particular series of preferred shares. You should read the prospectus supplement relating to the particular series of the preferred shares being offered for specific terms, including:

     the title and number of shares offered and liquidation preference per share;

     the price per share;

     the dividend rate, the dates on which dividends will be payable, the conditions under which dividends will be payable or the method of determining that rate, dates and conditions;

     whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will begin to accumulate;

     whether dividends are participating or non-participating;

     any redemption, sinking fund or analogous provisions;

     any conversion or exchange provisions;

     whether we have elected to offer depositary shares with respect to the preferred shares, as described below under 'Depositary Shares';

     whether the preferred shares will have voting rights, in addition to the voting rights described below, and, if so, the terms of those voting rights;

     the procedures for any auction and remarketing of the preferred shares; and

     any additional dividend, liquidation, redemption, sinking fund or other rights, preferences, privileges, limitations and restrictions.

    When issued, the preferred shares will be fully paid and nonassessable.

DIVIDEND RIGHTS

    All preferred shares will be of equal rank with each other regardless of series. If the stated dividends or the amounts payable on liquidation are not paid in full, the preferred shares of all series will share ratably in the payment of dividends and in any distribution of assets. All preferred shares will have dividend rights prior to the dividend rights of the common shares.

RIGHTS UPON LIQUIDATION

    Unless otherwise specified in the applicable prospectus supplement, in the event of a liquidation, each series of the preferred shares will rank on an equal basis with all other outstanding preferred shares and prior to the common stock as to dividends and distributions.

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

VOTING RIGHTS

    Except as described below, the holders of preferred shares have no voting rights, other than as may be required by law. Whenever dividends payable on the preferred shares of any series will be in arrears in an aggregate amount at least equal to six full quarterly dividends on that series, the holders of the outstanding preferred shares of all series will have the special right, voting separately as a single class, to elect two directors at the next succeeding annual meeting of shareholders. Subject to the terms of any outstanding series of preferred shares, the holders of common stock and the holders of one or more series of preferred shares then entitled to vote will have the right, voting as a single class, to elect the remaining authorized number of directors.

    At each meeting of shareholders at which the holders of the preferred shares will have this special right, the presence in person or by proxy of the holders of record of one-third of the total number of the preferred shares of all series then issued and outstanding will constitute a quorum of that class. Each director elected by the holders of the preferred shares of all series will hold office until the annual meeting of shareholders next succeeding that election and until that director's successor, if any, is elected by those holders and qualified or until the death, resignation or removal of that director in the manner provided in our by-laws. A director elected by the holders of the preferred shares of all series may only be removed without cause by those holders. In case any vacancy will occur among the directors elected by the holders of the preferred shares of all series, that vacancy may be filled for the unexpired portion of the term by vote of the remaining directors elected by such shareholders, or that director's successor in office. If such vacancy occurs more than 90 days prior to the first anniversary of the next preceding annual meeting of shareholders, the vacancy may be filled by the vote of those shareholders taken at a special meeting of those shareholders called for that purpose. Whenever all arrears of dividends on the preferred shares of all series will have been paid and dividends for the current quarterly period will have been paid or declared and provided for, the right of the holders of the preferred shares of all series to elect two directors will terminate at the next succeeding annual meeting of shareholders.

    The consent of the holders of at least two-thirds of the outstanding preferred shares voting separately as a single class will be required for:

     the authorization of any class of shares ranking prior to the preferred shares as to dividends or upon liquidation, dissolution or winding up;

     an increase in the authorized amount of any class of shares ranking prior to the preferred shares; or

     the authorization of any amendment to our restated certificate of incorporation or by-laws that would adversely affect the relative rights, preferences or limitations of the preferred shares. If any such amendment will adversely affect the relative rights, preferences or limitations of one or more, but not all, of the series of preferred shares then outstanding, the consent of the holders of at least two-thirds of the outstanding preferred shares of the several series so affected will be required in lieu of the consent of the holders of at least two-thirds of the outstanding preferred shares of all series.

    In any case in which the holders of the preferred shares will be entitled to vote separately as a single class, each holder of preferred shares of any series will be entitled to one vote for each such share held.

                        DESCRIPTION OF DEPOSITARY SHARES

    The description set forth below and in any prospectus supplement of certain provisions of the deposit agreement, the depositary shares and the depositary receipts is a summary of general terms and is not complete. This description is subject to, and qualified in its entirety by reference to, the forms of deposit agreement and depositary receipts relating to each series of preferred shares which have been filed with the SEC in connection with the offering of that series of preferred shares. You should read those documents for further information.

GENERAL

    We may elect to offer fractional interests in preferred shares rather than preferred shares. If we do, we will select a depositary that will issue to the public receipts for depositary shares, each of which will represent fractional interests of a particular series of preferred shares. These depositary receipts will be distributed in accordance with the terms of the offering described in the related prospectus supplement.

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

    The depositary will be a bank or trust company that has its principal office in the United States and has a combined capital and surplus of at least $50,000,000. We will deposit the preferred shares underlying the depositary shares with the depositary under the terms of a separate deposit agreement. The prospectus supplement relating to a series of depositary shares will set forth the name and address of the depositary. Subject to the terms of the deposit agreement, the owners of depositary shares will be entitled to all the rights and preferences of the preferred shares underlying those depositary shares, including dividend, voting, redemption, conversion and liquidation rights. Each owner of depositary shares will be entitled to these rights and preferences in proportion to the applicable fractional interests in preferred shares underlying their depositary shares.

DIVIDENDS AND OTHER DISTRIBUTIONS

    The depositary will distribute all cash dividends or other cash distributions received in respect of preferred shares to the record holders of the related depositary shares in proportion to the number of those depositary shares owned by those holders on the relevant record date. The depositary will distribute only such amount, however, as can be distributed without attributing to any holder of depositary shares a fraction of one cent. Any balance that is not distributed due to this restriction will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

    In the event of a non-cash distribution, the depositary will distribute property received by it to the record holders of depositary shares. If, however, the depositary determines that it is not feasible to make that distribution, the depositary may, with our approval, sell such property and distribute instead the net proceeds from that sale.

    The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the preferred shares will be made available to the holders of depositary shares.

REDEMPTION OF DEPOSITARY SHARES

    If a series of the preferred shares that underlies the depositary shares is redeemed, the depositary will in turn redeem the depositary shares. The depositary will redeem the depositary shares from the proceeds it receives from the redemption, in whole or in part, of the preferred shares it holds. The depositary will mail notice of any such redemption to the record holders of the depositary shares to be redeemed between 30 and 60 days prior to the date fixed for redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of the preferred shares. If less than all of the depositary shares are to be redeemed, the depositary will select the depositary shares to be redeemed by lot or redeem those shares pro rata.

    The depositary shares called for redemption will no longer be deemed to be outstanding after the date fixed for redemption. All rights of the holders of the depositary shares will cease, except the right to receive the moneys, securities or other property payable upon redemption upon surrender to the depositary of the depositary receipts evidencing those depositary shares.

VOTING THE PREFERRED SHARES

    The holders of depositary shares will be entitled to instruct the depositary as to the exercise of the voting rights of the preferred shares held by the depositary. Upon the receipt of notice of any meeting at which the holders of the preferred shares are entitled to vote, the depositary will mail the information contained in that notice of meeting to the record holders of the depositary shares relating to such preferred shares. Each record holder of those depositary shares on the record date, which will be the same date as the record date for the preferred shares, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of preferred shares underlying such depositary shares in accordance with such instructions. We will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to carry out this obligation.

AMENDMENT AND TERMINATION OF DEPOSITARY AGREEMENT

    At any time, we and the depositary may agree to amend the form of depositary receipt evidencing the depositary shares or any provision of the deposit agreement. However, any amendment which materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless that amendment has been approved by the record holders of at least a majority of the depositary shares then outstanding.

    We or the depositary may terminate a deposit agreement only if:

     all outstanding depositary shares relating to the depositary agreement have been redeemed; or

     in connection with our liquidation, dissolution or winding up there has been a final distribution in respect of the relevant series of preferred shares which has been distributed to the holders of the related depositary shares.

CHARGES OF DEPOSITARY

    We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred shares and any redemption of the preferred shares. Holders of the depositary shares will pay transfer and other taxes and governmental charges and any other charges described in the deposit agreement.

RESIGNATION AND REMOVAL OF DEPOSITARY

    The depositary may resign at any time by delivering a notice to us. We may at any time remove the depositary. Such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

MISCELLANEOUS

    The depositary will forward to the holders of depositary shares all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of the preferred shares.

    Neither the depositary nor we will be liable if the depositary is prevented or delayed in performing its obligations under the deposit agreement by law or any circumstance beyond its control. The obligations of us and the depositary under the deposit agreement will be limited to performance in good faith of our and its respective duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred shares unless a satisfactory indemnity is provided. We and the depositary may rely upon written advice of counsel or accountants, information provided by persons presenting preferred shares for deposit, holders of depositary shares or other persons believed to be competent.

                          DESCRIPTION OF COMMON SHARES

    The following summary does not purport to be complete. You should read the applicable provisions of the New York Business Corporation Law, our restated certificate of incorporation and by-laws.

    We are authorized to issue up to 3,600,000,000 common shares, par value $.20 each. At July 23, 2004, we had outstanding 1,267,801,735 common shares. As of December 31, 2003, we had reserved approximately 187,700,000 common shares for issuance with respect to various employee stock plans, employee benefit plans, convertible debentures, and the dividend reinvestment plan.

    Subject to the prior dividend rights of the holders of any preferred shares, holders of common shares are entitled to receive dividends when, as and if declared by our Board of Directors out of funds legally available for that purpose.

    Each common share is entitled to one vote on all matters submitted to a vote of shareholders. Holders of the common shares do not have cumulative voting rights. In the event of our liquidation, dissolution or winding up, after the satisfaction in full of the liquidation preferences of holders of any preferred shares, holders of

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

common shares are entitled to ratable distribution of the remaining assets available for distribution to shareholders. The common shares are not subject to redemption by operation of a sinking fund or otherwise. Holders of common shares are not entitled to pre-emptive rights. The issued and outstanding common shares are fully paid and nonassessable.

                       DESCRIPTION OF SECURITIES WARRANTS

    We may issue warrants for the purchase of:

     debt securities,

     preferred shares,

     depositary shares,

     common shares or

     equity securities issued by one of our affiliated or unaffiliated corporations or other entity.

    We may issue these securities warrants independently or together with any other securities offered by any prospectus supplement. The securities warrants may be attached to or separate from those securities. Each series of securities warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the securities warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of securities warrants. A copy of the form of securities warrant agreement, including the form of securities warrant certificate representing the securities warrants, is filed as an exhibit to the registration statement of which this prospectus is a part. The following summary of certain portions of the form of securities warrant agreement and the securities warrants does not purport to be complete and further terms of the securities warrants and the applicable securities warrant agreement will be described in the applicable prospectus supplement.

    The applicable prospectus supplement will describe the following terms, where applicable, of the securities warrants in respect of which this prospectus is being delivered:

     the title and aggregate number;

     the price or prices at which they will be issued;

     the currency or currencies or currency unit or units in which the price of the securities warrants may be payable;

     the designation, aggregate principal amount and terms of the securities purchasable upon exercise;

     the designation and terms of the securities with which the securities warrants are issued and the number of the securities warrants issued with each security;

     the currency or currencies or currency unit or units in which the principal of or any premium or interest on the securities purchasable upon exercise of the securities warrant will be payable;

     if applicable, the date on and after which the securities warrants and the related securities will be separately transferable;

     the price at which and currency or currencies or currency unit or units in which the securities purchasable upon exercise of the securities warrants may be purchased;

     the date on which the right to exercise the securities warrants will commence and the date on which that right will expire;

     the minimum or maximum amount of the securities warrants which may be exercised at any one time;

     information with respect to book-entry procedures, if any;

     a discussion of material federal income tax considerations; and

     any other terms of the securities warrants, including terms, procedures and limitations relating to the exchange and exercise of the securities warrants.

    Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon exercise.

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

                        DESCRIPTION OF CURRENCY WARRANTS

    We may issue warrants entitling the holder to receive the cash value in U.S. dollars of the right to purchase or the right to sell foreign currencies or composite currencies. A copy of the form of currency warrant agreement, including the form of currency warrant certificate representing the currency warrants, is filed as an exhibit to the registration statement of which this prospectus is a part. The following summary of certain portions of the form of currency warrant agreement and the currency warrants does not purport to be complete and contains only some of the general terms and provisions of the warrants. The particular terms of the currency warrants offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the currency warrants then offered will be described in the applicable prospectus supplement.

    Each issue of currency warrants will be issued under a warrant agreement to be entered into between us and a warrant agent. The currency warrant agent will act solely as our agent under the applicable currency warrant agreement and will not assume any obligation or relationship of agency or trust for or with any holders of such currency warrants.

    The applicable prospectus supplement will describe the following terms, where applicable, of the currency warrants in respect of which this prospectus is being delivered:

     the aggregate amount and number;

     the offering price;

     the designated currency, which currency may be a foreign currency or a composite currency, and information regarding that currency or composite currency;

     the date on which the right to exercise the currency warrants commences and the date on which that right expires;

     the manner in which the currency warrants may be exercised;

     the circumstances which will cause the currency warrants to be deemed automatically exercised;

     the minimum number, if any, of the currency warrants exercisable at any one time and any other restrictions on exercise;

     the method of determining the amount payable in connection with the exercise of the currency warrants, including the strike price or range of strike prices of the currency warrants, the method of determining the spot exchange rate and the U.S. dollar settlement value for the currency warrants;

     the securities exchange on which the currency warrants will be listed, if any;

     whether the currency warrants will be represented by certificates or issued in book-entry form;

     the place or places at which payment of the cash settlement value of the currency warrants is to be made, if applicable;

     information with respect to book-entry procedures, if any;

     the plan of distribution of the currency warrants; and

     any other terms of the currency warrants.

    Prospective purchasers of the currency warrants should be aware of special federal income tax considerations applicable to instruments such as the currency warrants. The prospectus supplement relating to each issue of currency warrants will describe such tax considerations.

                         DESCRIPTION OF OTHER WARRANTS

    We may issue other warrants to buy or sell:

     debt securities of or guaranteed by the United States,

     units of a stock index or stock basket,

     a commodity or a unit of a commodity index or

     another item or unit of an index.

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

    We refer to the property in the above clauses as the warrant property. Other warrants will be settled either through physical delivery of the warrant property or through payment of a cash settlement value as set forth in the applicable prospectus supplement. Other warrants will be issued under a warrant agreement to be entered into between us and a warrant agent. The other warrant agent will act solely as our agent under the applicable other warrant agreement and will not assume any obligation or relationship of agency or trust for or with any holders of such other warrants. Copies of the forms of warrant agreements in respect of the other warrants, including the related forms of warrant certificates, are filed as exhibits to the registration statement of which this prospectus is a part. The following summary of certain portions of those warrant agreements and related other warrants does not purport to be complete and further terms of those other warrants and the applicable warrant agreements will be described in the applicable prospectus supplement.

    The applicable prospectus supplement will describe the following terms, where applicable, of the other warrants:

     the title and aggregate number;

     the offering price;

     the material risk factors;

     the warrant property;

     the procedures and conditions relating to exercise;

     the date on which the right to exercise will commence and the date on which that right will expire;

     the identity of the other warrant agent for the other warrants;

     whether the certificates evidencing the other warrants will be issuable in definitive registered form or global form or both;

     a discussion of the material federal income tax considerations applicable to the other warrants; and

     any other terms of the other warrants, including any terms that may be required or advisable under applicable law.

    The other warrants may entail significant risks, including, without limitation, the possibility of significant fluctuations in the market for the applicable warranty property, potential illiquidity in the secondary market and the risk that they will expire worthless. These risks will vary depending on the particular terms of the other warrants and will be more fully described in the applicable prospectus supplement.

                              PLAN OF DISTRIBUTION

    We may sell the securities described in this prospectus from time to time in one or more of the following ways:

     to or through underwriters or dealers,

     directly to one or more purchasers,

     through agents or

     through a combination of any of such methods of sale.

    The prospectus supplement with respect to the offered securities will describe the terms of the offering, including:

     the name or names of any agents or underwriters,

     the purchase price of such securities and the proceeds to us from such sale,

     any underwriting discounts and other items constituting underwriters' or agents' compensation,

     any initial public offering price,

     any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such securities may be listed.

    Only agents or underwriters named in the prospectus supplement are deemed to be agents or underwriters in connection with the securities offered thereby. If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, either:

     at a fixed public offering price or prices,

     at market prices prevailing at the time of sale,

     at varying prices determined at the time of sale or

     at negotiated prices.

    The obligations of the underwriters to purchase the securities will be subject to various conditions precedent, and the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement relating to those securities if any of those securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

    We may also sell securities directly or through agents that we designate from time to time. Any agent involved in the offering and sale of the offered securities will be named in the applicable prospectus supplement. Any commissions payable by us or to that agent will be set forth in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

    If so indicated in a prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase securities providing for payment and delivery on a future date specified in such prospectus supplement. There may be limitations on the minimum amount that may be purchased by any institutional investor or on the portion of the aggregate principal amount (in the case of debt securities) of the particular securities that may be sold pursuant to those arrangements.

    Institutional investors to which offers may be made, when authorized, include, commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions we may approve. The obligations of any purchasers under this delayed delivery and payment arrangement will only be subject to the following two conditions:

     at the time of delivery the purchase of the particular securities by an institution will not be prohibited under the laws of any jurisdiction in the United States to which that institution is subject; and

     if the particular securities are being sold to underwriters, we will have sold to those underwriters the total principal amount of those securities or number of warrants less the principal amount or number thereof, as the case may be, covered by such arrangements.

    Underwriters will not have any responsibility in respect of the validity of such arrangements or the performance of us or institutional investors.

    In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

    The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of the underwriter in stabilizing or short-covering transactions.

    These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

    Agents and underwriters may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, may engage in transactions with or perform services for us or our subsidiaries or affiliates in the ordinary course of business.

    We estimate that total expenses for the offering, excluding underwriting or agency commissions or discounts, will be approximately $2,000,000.

                                 LEGAL MATTERS

    Louise M. Parent, Esq., our Executive Vice President and General Counsel, will pass upon the validity of the securities for us. Unless provided otherwise in the applicable prospectus supplement, certain legal matters will be passed upon for any underwriters or agents by Cleary, Gottlieb, Steen & Hamilton, New York, New York. Cleary, Gottlieb, Steen & Hamilton has from time to time acted as counsel for us and our subsidiaries or affiliates and may do so in the future.

                                    EXPERTS

    The consolidated financial statements of American Express Company incorporated by reference in American Express Company's Annual Report
(Form 10-K) for the year ended December 31, 2003, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

    With respect to the unaudited consolidated interim financial information of American Express Company for the three-month periods ended March 31, 2004 and March 31, 2003 and for the three and six-month periods ended June 30, 2004 and June 30, 2003, incorporated by reference in this Prospectus, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated May 7, 2004 and July 27, 2004, included in American Express Company's Quarterly Report on Forms 10-Q for the quarters ended March 31, 2004 and June 30, 2004, respectively, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the 'Act') for their report on the unaudited interim financial information because that report is not a 'report' or a 'part' of the Registration Statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Act.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following is a statement of the expenses (all of which are estimated other than the SEC registration fee) to be incurred by the Registrant in connection with the distribution of the securities registered under this registration statement.

Registration statement filing fee...........................  $  380,100
Printing and engraving......................................     300,000
Legal fees and expenses.....................................     100,000
Blue Sky fees and expenses..................................      30,000
Accounting fees.............................................     200,000
Fees of trustees............................................     250,000
Fees of rating agencies.....................................     500,000
Miscellaneous...............................................     239,900
                                                              ----------
    Total...................................................  $2,000,000
                                                              ----------
                                                              ----------

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Article VI of the Registrant's By-laws, as amended, provides as follows:

    SECTION 6.1 -- The corporation shall, to the fullest extent permitted by applicable law as the same exists or may hereafter be in effect, indemnify any person who is or was or has agreed to become a director or officer of the corporation and who is or was made or threatened to be made a party to, and may, in its discretion, indemnify, any person who is or was or has agreed to become a director or officer and is otherwise involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, legislative or investigative, including an action by or in the right of the corporation to procure a judgement in its favor and an action by or in the right of any other corporation of any type of kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which such person is serving or has served or has agreed to serve in any capacity at the request of the corporation, by reason of the fact that he is or was or has agreed to become a director or officer of the corporation, or is or was serving or has agreed to serve such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid or to be paid in settlement, penalties, costs, charges and expenses, including attorneys' fees, incurred in connection with such action or proceeding or any appeal thereof; provided, however, that no indemnification shall be provided to any such person if a judgment or other final adjudication adverse to the director or officer establishes (i) that his acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled. The benefits of this Section 6.1 shall extend to the heirs, executors, administrators and legal representatives of any person entitled to indemnification under this Section.

    SECTION 6.2 -- The Board in its discretion may authorize the corporation to indemnify any person, other than a director or officer, for expenses incurred or other amounts paid in any civil or criminal action, suit or proceeding, to which such person was, or was threatened to be made a party by reason of the fact that he, his testator or intestate is or was an employee of the corporation.

    SECTION 6.3 -- The corporation may indemnify any person to whom the corporation is permitted by applicable law or these by-laws to provide indemnification or the advancement of expenses, whether pursuant to rights granted pursuant to, or provided by, the New York Business Corporation Law or any other law or these by-laws or other rights created by (i) a resolution of shareholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification, it being expressly intended that these by-laws authorize the creation of other rights in any such manner. The right to be indemnified and to the reimbursement or advancement of expenses incurred in defending a proceeding in advance of its final disposition authorized by the
Section 6.3, shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-laws, agreement, vote of shareholders or disinterested directors or otherwise.

    SECTION 6.4 -- The right to indemnification conferred by Section 6.1, and any indemnification extended under Section 6.3, (i) is a contract right pursuant to which the person entitled thereto may bring suit as if the provisions thereof were set forth in a separate written contract between the corporation and such person, (ii) is intended to be retroactive to events occurring prior to the adoption of this Article VI, to the fullest extent permitted by applicable law, and (iii) shall continue to exist after the rescission or restrictive modification thereof with respect to events occurring prior thereto.

    With certain limitations, a director or officer of a corporation organized under the New York Business Corporation Law is entitled to indemnification by the corporation against reasonable expenses, including attorneys fees, incurred by him in connection with the defense of a civil or criminal proceeding to which he has been made, or has threatened to be made, a party by reason of the fact that he was such director or officer. In certain circumstances, indemnity is provided against judgments, fines and amounts to be paid in settlement. Specific court approval is required in some cases. The foregoing is subject to the detailed provisions of the New York Business Corporation Law.

    In addition, the Registrant has purchased insurance policies which provide coverage for its directors and officers in certain situations where the Registrant cannot directly indemnify such directors or officers.

    For the undertaking with respect to indemnification, see Item 17 below.

ITEM 16. EXHIBITS.

    The 'Exhibit Index' on pages II-6 and II-7 is hereby incorporated by reference.

ITEM 17. UNDERTAKINGS.

    The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the 'Calculation of Registration Fee' table in the effective registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1) (i) and (1) (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of the registration statement as of the time it was declared effective.

        (5) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of such Act.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 30th day of July, 2004.

                                                      AMERICAN EXPRESS COMPANY

                                                    By   /s/ STEPHEN P. NORMAN
                                                       .........................

                                                          STEPHEN P. NORMAN
                                                              SECRETARY

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                SIGNATURE                                  TITLE                         DATE
                ---------                                  -----                         ----
                    *                       Chairman, Chief Executive Officer      July 30, 2004
 .........................................    and Director
           KENNETH I. CHENAULT

                    *                       Executive Vice President and Chief     July 30, 2004
 .........................................    Financial Officer
             GARY CRITTENDEN

                    *                       Senior Vice President and              July 30, 2004
 .........................................    Comptroller (Chief Accounting
             JOAN LORDI AMBLE                 Officer)

                    *                       Director                               July 30, 2004
 .........................................
             DANIEL F.AKERSON

                    *                       Director                               July 30, 2004
 .........................................
           CHARLENE BARSHEFSKY

                    *                       Director                               July 30, 2004
 .........................................
             WILLIAM G. BOWEN

                                            Director
 .........................................
             URSULA M. BURNS

                    *                       Director                               July 30, 2004
 .........................................
              PETER R. DOLAN

                    *                       Director                               July 30, 2004
 .........................................
          VERNON E. JORDAN, JR.

                    *                       Director                               July 30, 2004
 .........................................
               JAN LESCHLY

                                            Director                               July 30, 2004
 .........................................
              RICHARD MCGINN

                                            Director
 .........................................
             EDWARD D. MILLER

                    *                       Director                               July 30, 2004
 .........................................
             FRANK P. POPOFF

                    *                       Director                               July 30, 2004
 .........................................
             ROBERT D. WALTER

      *By     /S/ STEPHEN P. NORMAN                                                July 30, 2004
 .........................................
            STEPHEN P. NORMAN
          (AS ATTORNEY-IN-FACT)

                                    EXHIBIT INDEX

EXHIBIT                              DESCRIPTION
-------                              -----------
    1(a)  --    Form of Underwriting Agreement for Debt Securities
                (incorporated by reference to Exhibit 1(a) to the
                Registrant's Registration Statement on Form S-3
                (No. 33-43268)).
    1(b)  --    Form of Underwriting Agreement for Debt Securities and
                Warrants to Purchase Debt Securities (incorporated by
                reference to Exhibit 1(b) to the Registrant's Registration
                Statement on Form S-3 (No. 33-43268)).
    1(c)  --    Form of Underwriting Agreement for Convertible Debt
                Securities, Exchangeable Debt Securities and Warrants to
                Purchase Equity Securities (incorporated by reference to
                Exhibit 1(e) to the Registrant's Registration Statement on
                Form S-3 (No. 33-50997)).
    1(d)  --    Form of Underwriting Agreement for Equity Securities and
                Warrants to Purchase Equity Securities (incorporated by
                reference to Exhibit 1(f) to the Registrant's Registration
                Statement on Form S-3 (No. 33-50997)).
    1(e)  --    Form of Agency Agreement (incorporated by reference to
                Exhibit 1(c) to the Registrant's Registration Statement on
                Form S-3 (No. 33-17706)).
    3(a)  --    Registrant's Restated Certificate of Incorporation, dated
                May 29, 1997, as amended to date (incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement on
                Form S-3 (File No. 333-32525), filed with the Commission on
                July 31, 1997).
    3(b)  --    Registrant's Certificate of Amendment of the Certificate of
                Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant's Quarterly Report on Form 10-Q (Commission
                File No. 1-7657) for the quarter ended March 31, 2000.
    3(c)  --    Registrant's By-laws, as amended (incorporated by reference to Exhibit 99.2B of the Registrant's Current Report on
                Form 8-K (Commission File No. 1-7657) dated November 26,
                2001).
    4(a)  --    Form of Note with optional redemption provisions
                (incorporated by reference to Exhibit 4(b) to the
                Registrant's Registration Statement on Form S-3
                (No. 33-17706)).
    4(b)  --    Form of Debenture with optional redemption and sinking fund provisions (incorporated by reference to Exhibit 4(c) to the
                Registrant's Registration Statement on Form S-3
                (No. 33-17706)).
    4(c)  --    Form of Original Issue Discount Note with optional
                redemption provisions (incorporated by reference to
                Exhibit 4(d) to the Registrant's Registration Statement on
                Form S-3 (No. 33-17706)).
    4(d)  --    Form of Zero Coupon Note with optional redemption provision
                (incorporated by reference to Exhibit 4(e) to the
                Registrant's Registration Statement on Form S-3
                (No. 33-17706)).
    4(e)  --    Form of Variable Rate Note with optional redemption and
                repayment provisions (incorporated by reference to
                Exhibit 4(f) to the Registrant's Registration Statement on
                Form S-3 (No. 33-17706)).
    4(f)  --    Form of Extendible Note with optional redemption and
                repayment provisions (incorporated by reference to
                Exhibit 4(g) to the Registrant's Registration Statement on
                Form S-3 (No. 33-17706)).
    4(g)  --    Form of Fixed Rate Medium-Term Note (incorporated by
                reference to Exhibit 4(h) to the Registrant's Registration
                Statement on Form S-3 (No. 33-17706)).
    4(h)  --    Form of Floating Rate Medium-Term Note (incorporated by
                reference to Exhibit 4(i) to the Registrant's Registration
                Statement on Form S-3 (No. 33-17706)).
    4(i)  --    Form of Supplemental Indenture providing for an additional trustee (incorporated by reference to Exhibit 4(k) to the
                Registrant's Registration Statement on Form S-3
                (No. 33-17706)).
    4(j)  --    Form of Fourth Supplemental Indenture dated as of October 1,
                1991, between the Registrant and Morgan Guaranty Trust
                Company of New York, as trustee (incorporated by reference to Exhibit 4(1) to the Registrant's Registration Statement
                on Form S-3 (No. 33-43268)).
    4(k)  --    Form of Subordinated Securities Indenture (incorporated by reference to Exhibit 4(m) to the Registrant's Registration
                Statement on Form S-3 (No. 33-50997)).
    4(l)  --    Form of Senior Securities Indenture (incorporated by
                reference to Exhibit 4(n) to the Registrant's Registration
                Statement on Form S-3 (No. 33-50997)).
    4(m)  --    Form of Deposit Agreement, including form of Depositary
                Receipt (incorporated by reference to Exhibit 4(o) to the
                Registrant's Registration Statement on Form S-3
                (No. 33-50997)).
    4(n)  --    Form of Warrant Agreement for Common Shares and Preferred
                Shares (including form of Warrant Certificates)
                (incorporated by reference to Exhibit 4(p) to the
                Registrant's Registration Statement on Form S-3
                (No. 33-50997)).
    4(o)  --    Form of Warrant Agreement for Debt Securities (including
                form of Warrant Certificates) (incorporated by reference to
                Exhibit 4(q) to the Registrant's Registration Statement on
                Form S-3 (No. 33-50997)).
    4(p)  --    Form of Currency Warrant Agreement (including form of
                Currency Warrant) (incorporated by reference to
                Exhibit 4(r) to the Registrant's Registration Statement on
                Form S-3 (No. 33-50997)).

EXHIBIT                              DESCRIPTION
-------                              -----------
    4(q)  --    Form of Stock-Index Warrant Agreement (including form of
                Other Warrant) (incorporated by reference to Exhibit 4(s) to the Registrant's Registration Statement on Form S-3
                (No. 33-50997)).
    4(r)  --    Form of Warrant Agreement for Other Stock (including form of
                Warrant Certificate) (incorporated by reference to
                Exhibit 4(t) to the Registrant's Registration Statement on
                Form S-3 (No. 33-50997)).
    4(s)  --    Form of Common Share Certificate (incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on
                Form 8-A/A Amendment No. 1 (Commission File No. 1-7657)).
    5     --    Opinion and consent of Louise M. Parent, Esq.
   12     --    Computation in support of ratios of earnings to fixed
                charges with respect to the nine months ended September 30,
                2003 and the years ended December 31, 1998 through 2002
                (incorporated by reference to Exhibit 12 to the Registrant's quarterly report on Form 10-Q for the fiscal quarter ended
                September 30, 2003).
   15     --    Letter re: unaudited financial information.
   23(a)  --    Consent of Ernst & Young, LLP
   23(b)  --    Consent of Counsel (included in Exhibit 5)
 24.1     --    Power of Attorney
 24.2     --    Power of Attorney
   25     --    Form T-1 Statement of Eligibility and Qualification under
                the Trust Indenture Act of 1939 of
                J.P. Morgan Trust Company, N.A.

                          STATEMENT OF DIFFERENCES

The registered trademark symbol shall be expressed as..................... 'r'